Exhibit 10.8

LOAN PAYMENT TERMS

To:

Tarsier Pharma

Company registration No.: 515398642

To ensure the continued support of the Company’s operations, and in accordance with the loan declaration (Annex A), I hereby state that the loan will be repaid upon demand

Date: 21 February 2026

Authorized Signatory for Tarsier Pharma Ltd.: __________________________

CEO, Daphne Haim Langford: __________________________

Annex A

Declaration of Receipt of Loan

Company: Tarsier Pharma Ltd.

Company Address: 19 Yahalom st. Zichron Yaacov, Israel, 3093765

Company Registration No.: 515398642

This declaration confirms that Tarsier Pharma Ltd. has received in April 2022 the amount of EURO 100,000 (One Hundred Thousand Euros) from the European Innovation Council and SMEs on behalf of Daphne Haim Langford wiring Daphne’s personal EU woman innovation award prize from 2021 to the company directly. This amount is a non-interest-bearing shareholder loan from the Company’s CEO to the company and marked in the company financial statements as such.

The funds have been provided solely for the purpose of supporting the Company’s operations and shall be repaid upon request or as mutually agreed between the parties.

This declaration shall be governed by and construed in accordance with the laws of the State of Israel, and any disputes arising hereunder shall be subject to the exclusive jurisdiction of the competent courts in Tel Aviv, Israel.

Date: 23 November 2025

Authorized Signatory for Tarsier Pharma Ltd.: __________________________

CEO, Daphne Haim Langford: __________________________